Schedule A

Pursuant to paragraph 3 of the Agreement, each class will pay a management fee at the annual rate set forth in the table below of the average daily net assets of the class (computed in the manner set forth in the Trust’s Trust Instrument) throughout the month. “Years to Target Retirement Date” will be determined on the first day of the Fund’s then-current fiscal year and the corresponding annual rate will apply through the last day of that fiscal year.

Years to Target Retirement Date	Fidelity Advisor Annualized Rate (bp)

	Class A	Class M	Class C	Class I	Class Z	Class Z6
43	74.6	74.6	74.6	74.6	64.3	64.3
42	74.6	74.6	74.6	74.6	64.3	64.3
41	74.6	74.6	74.6	74.6	64.3	64.3
40	74.6	74.6	74.6	74.6	64.3	64.3
39	74.6	74.6	74.6	74.6	64.3	64.3
38	74.6	74.6	74.6	74.6	64.3	64.3
37	74.6	74.6	74.6	74.6	64.3	64.3
36	74.6	74.6	74.6	74.6	64.3	64.3
35	74.6	74.6	74.6	74.6	64.3	64.3
34	74.6	74.6	74.6	74.6	64.3	64.3
33	74.6	74.6	74.6	74.6	64.3	64.3
32	74.6	74.6	74.6	74.6	64.3	64.3
31	74.6	74.6	74.6	74.6	64.3	64.3
30	74.6	74.6	74.6	74.6	64.3	64.3
29	74.6	74.6	74.6	74.6	64.3	64.3
28	74.6	74.6	74.6	74.6	64.3	64.3
27	74.6	74.6	74.6	74.6	64.3	64.3
26	74.6	74.6	74.6	74.6	64.3	64.3
25	74.6	74.6	74.6	74.6	64.3	64.3
24	74.6	74.6	74.6	74.6	64.3	64.3
23	74.6	74.6	74.6	74.6	64.3	64.3
22	74.6	74.6	74.6	74.6	64.3	64.3
21	74.6	74.6	74.6	74.6	64.3	64.3
20	74.6	74.6	74.6	74.6	64.3	64.3
19	74.6	74.6	74.6	74.6	64.3	64.3
18	74.6	74.6	74.6	74.6	64.3	64.3
17	73.7	73.7	73.7	73.7	63.6	63.6
16	72.9	72.9	72.9	72.9	62.9	62.9
15	72.0	72.0	72.0	72.0	62.2	62.2
14	71.2	71.2	71.2	71.2	61.5	61.5
13	70.3	70.3	70.3	70.3	60.8	60.8
12	69.5	69.5	69.5	69.5	60.1	60.1
11	68.6	68.6	68.6	68.6	59.4	59.4
10	67.8	67.8	67.8	67.8	58.7	58.7
9	66.9	66.9	66.9	66.9	58.0	58.0
8	66.1	66.1	66.1	66.1	57.3	57.3
7	65.2	65.2	65.2	65.2	56.6	56.6
6	64.4	64.4	64.4	64.4	55.9	55.9
5	63.5	63.5	63.5	63.5	55.2	55.2
4	62.7	62.7	62.7	62.7	54.5	54.5
3	61.8	61.8	61.8	61.8	53.8	53.8

Years to Target Retirement Date	Fidelity Advisor Annualized Rate (bp)

2	61.0	61.0	61.0	61.0	53.1	53.1
1	60.1	60.1	60.1	60.1	52.4	52.4
0	59.3	59.3	59.3	59.3	51.7	51.7
(1)	58.4	58.4	58.4	58.4	51.0	51.0
(2)	57.6	57.6	57.6	57.6	50.3	50.3
(3)	56.7	56.7	56.7	56.7	49.6	49.6
(4)	55.9	55.9	55.9	55.9	48.9	48.9
(5)	55.0	55.0	55.0	55.0	48.2	48.2
(6)	54.2	54.2	54.2	54.2	47.5	47.5
(7)	53.3	53.3	53.3	53.3	46.8	46.8
(8)	52.5	52.5	52.5	52.5	46.1	46.1
(9)	51.6	51.6	51.6	51.6	45.4	45.4
(10)	50.8	50.8	50.8	50.8	44.8	44.8
(11)	49.9	49.9	49.9	49.9	44.1	44.1
(12)	49.1	49.1	49.1	49.1	43.5	43.5
(13)	48.2	48.2	48.2	48.2	42.8	42.8
(14)	47.4	47.4	47.4	47.4	42.2	42.2
(15)	46.5	46.5	46.5	46.5	41.5	41.5
Thereafter (including investments in Fidelity Advisor Freedom Income Fund)	46.5	46.5	46.5	46.5	41.5	41.5
Effective	6/1/2017	6/1/2017	6/1/2017	6/1/2017	7/19/2018	6/1/2017

FIDELITY ABERDEEN STREET TRUST on behalf of FIDELITY ADVISOR FREEDOM 2015 FUND

By	/s/Laura M. Del Prato
Laura M. Del Prato
President and Treasurer

FMR CO., INC.

By	/s/Christopher J. Rimmer
Christopher J. Rimmer
Treasurer